Exhibit 10.8

Contract of Mortgage of Maximum Amount

No.: ZGEDYHT [2009]No. 000010

Party A (mortgager):	Guangzhou Dongfang Hospital

Party B (creditor):	Guangzhou Rural Credit Cooperatives Sanyuanli Branch

Party B will successively occur several sums of creditor’s creditor’s rights with the debtor Guangzhou Dongfang Hospital (hereinafter referred to as the “principal contract debtor”) based on the principal contract in the period stipulated herein in accordance of The Guaranty Law of the PRC, the Property Law of the PRC and other laws and regulations, and Party A desires to provide guaranty of mortgage on the said creditor’s creditor’s rights (hereinafter referred to as “principal claims”) to the extent of the maximum amount of creditor’s creditor’s right. Therefore, after consultation, the parties hereby agree to enter into this Contract

Article 1 The kind, maximum amount of creditor’s right and occurrence period of creditor’s right of the principal claim guaranteed

1.1 The forms of the principal contracts hereunder are chosen as follows:

Several borrowing contracts, acceptance agreements, L/C issuing contracts, letter of guarantee (or shipping guarantee) and other financing documents entered into successively by and between Party B and  debtor of the principal contract in the period during which the principal claims occur stipulated in Article 1.4 herein are the principal contracts hereof.

1.2 The business kind of the principal claims guaranteed by Party A is the same as the agreement in the principal contracts.

1.3 The maximum amount of the principal claim hereunder is: currency RMB, principal (in words) fifteen million yuan only (of which the foreign currency is to be translated according to the foreign currency ask price published by Party B) and its interest, overdue interest, penalty for interest, compound interest, default fine, compensation for damage, expenses for enforcing the right of mortgage and creditor’s right (including without limitation expenses for litigation, arbitration, preservation, declaration, assessment, appraisal, auction, travel, telephone, lawyer, etc.) and other expenses payable of the debtor of the principal contract.

1.4 The occurrence period of the principal claim secured hereunder is from 2009 YY MM______DD to 2014 YY____MM ____DD, and the agreement in this article has the following meanings:

(1) If the business kind stipulated in the principal contract is borrowing business, then the dispensing date for every sum of borrowing shall not exceed the expiry date of such period;

(2) If the business kind stipulated in the principal contract is draft acceptance/issuing L/C/ issuing L/G (or shipping guarantee), then the date of raft acceptance/issuing L/C/ issuing L/G (or shipping guarantee) of Party B shall not exceed the expiry date of such period;

(3) The expiry date of each sum of creditor’s right shall be subject to the date stipulated in specific business contract and shall not be limited by whether such period expires.

Article 2 Mortgaged property

2.1 For information concerning the quantity, quality, condition and location, etc. of the mortgaged property provided by Party A, see Appendix hereto: List of Mortgaged Property.

2.2 The total assessment value of the mortgaged property provided by Party A on the date of signing of this Contract is RMB (in words) sixty million and three hundred forty thousand yuan only. This assessment value does not serve as the assessment basis for disposal of the mortgaged property for Party B according to agreement herein, nor does it constitute any limitation on Party B to exercise the right of mortgage.

2.3 If Party B deems necessary, Party A shall submit to Party B for keeping the certificates of all property right or right to use of the mortgaged property and other valid certification documents and corresponding materials.

Article 3 Possession and management of mortgaged property

3.1 The mortgaged property hereunder is possessed and managed by Party A, who is liable for proper management and reasonable use of the mortgaged property. Party B has the right of supervising and reviewing the situation of management and use of the same.

3.2 During the mortgage, without prior written permission of Party B, Party A shall not present, transfer, lease or remortgage the mortgaged property or in any other ways. In the event Party A transfer, lease or dispose in other ways the mortgaged property upon written permission of Party B, and the price gotten shall be used for paying off the creditor’s right secured in advance or drawing.

3.3 During the mortgage, in the event the mortgaged property is lost, destroyed, expropriated or requisitioned or possessed by the third party due to affixation, mix or processing, Party A shall take effective measures timely to prevent the loss from expanding, meanwhile, immediately notify Party B in writing. Party B has the right to be compensated first in respect to the insurance premium, compensation, etc.; in the case the performance period of the creditor’s right secured does not expire, Party B has the right to require the debt to be paid off in advance or to preserve.

3.4 During the mortgage, in the case the value of the mortgaged property decreases, Party B has the right to ask Party A to recover the value of the mortgaged property or provide the guarantee equivalent to the decreased valued approved by Party B.

Article 4 Insurance of the mortgaged property

4.1 Party A shall cover the insurance for the mortgaged property at the demand of Party B, and appointed Party B as the payee of priority for compensation (the first beneficiary) of such insurance; in case the insurance was covered earlier, the change procedure for property insurance with Party B as the first beneficiary shall be handled.

4.2 The insurance premium shall be borne by Party A, who shall pay it timely and in full amount and perform other obligations under the insurance contract (including the insurance polity or other insurance certificates, the same below). During the mortgage, in case Party A fails to pay the insurance premium or go through the insurance (renewal) procedure as stipulated, Party B shall be entitled to pay or go through the insurance (renewal) procedure on behalf of Party A, with the relevant expenses borne by Party A. Party A agrees Party B directly transfer the said expenses from the account opened by Party A with Party B.

4.3 During the mortgage, without the written consent of Party B, Party A shall not unilaterally or by negotiation with the insurer change, rescind, suspend or terminate the insurance contract, or waive of the creditor’s right for insurance premium or right to creditor’s right for compensation to the third party.

4.4 During the mortgage, in case the mortgaged property occurs insurance accident, Party A shall notify the insurer and Party B immediately, and be liable for the creditor’s right matters. In the case Party A fails to notify immediately or creditor’s right, which causes loss of Party B, it shall be liable for the compensation.

4.5 During the period of existence of the right of mortgage, the original of the insurance polity shall be kept by Party B.

Article 5 Floating mortgage

5.1 In the event Party A mortgages its existing and future production equipment, raw material, semi-finished product or finished product, the mortgaged property shall be determined upon occurrence of any of the following circumstances:

(1) Party B’s creditor’s right fails to enforce when the time limit for the performance of the obligation expires;

(2) Party A is declared bankrupt or canceled;

(3) The circumstance that Party B enforces the mortgage occurs provided in Article 7；

(4) Other circumstances that severely impact enforcement of Party B’s creditor’s right.

5.2 Where Party A provides guaranty of mortgage with the above-said properties to Party B, other agreements herein shall apply to except agreement in this article.

Article 6 Mortgage registration

Where the properties stipulated herein are mortgaged, the parties hereto shall handle the mortgage registration timely with the legal registration authority.

Article 7 Determination of creditor’s rights secured and enforcement of mortgage

7.1 The creditor’s rights secured hereunder will be determined in any of the following circumstances:

(1) The occurrence period of the principal claim provided in Article 1.4 herein expires;

(2) The creditor of principal contract declares all the debts under the principal contract are due in advance according to provisions of laws or agreement of the principal contract;

(3) Other circumstances for determination of the creditor’s rights secured provided by laws.

7.2 The determination of the creditor’s right secured hereunder occurs the following effects:

(1) The creditor’s rights under the principal contract unpaid when the creditor’s rights secured are determined are within the scope of the creditor’s rights of guaranty of mortgage, whether the time limit for enforcement of such creditor’s rights expires or there are additional conditions;

(2) When the creditor’s right secured is determined, all amounts other than the principal stipulated in Article 1.3 herein are within the scope of the creditor’s rights of guaranty of mortgage, whether they have occurred when determined;

7.3 In the period between the date of determination of the creditor’s right secured and full payment of the creditor’s right secured, if the circumstance occurs under which the creditor of the principal contract fails to perform its obligation of paying debt, Party B shall be entitled to dispose the mortgaged property hereunder.

7.4 Where there exist other guaranties （including without limitation property guaranty provided by debtor of the principal contract to Party B）under the principal contract except the ways of guaranty stipulated herein, Party B shall be entitled to priority of mortgage hereunder，and the guaranty responsibility borne by Party A to Party B shall not be affected by other guaranties, and that Party B creditor’s rights to other guarantors or conducts litigation/arbitration/enforcement activities shall not be the precondition that Party A bears such guaranty responsibility. In case Party B waives or changes the guaranty of its property provided for any reason or changes the priority of the guaranty, which causes its priority of compensation under the guaranty of the said property losses or decreases, Party A agrees that its guaranty responsibility hereunder does not waive or decrease accordingly.

7.5 When Party B exercises the right of mortgage, it shall be entitled to convert the property into money to offset the debts or auction or sell or ask the people’s court to auction or sell the mortgaged property, and have priority in satisfying his creditor’s right from the proceeds thereof.

Article 8 Rights and obligations of Party A

8.1 Party A warrants that it is a natural person having full capability for civil conduct or a legal entity incorporated according to law and exists effectively, having the qualification as a guarantor as provided in law, and the signing of this contract has been approved by the higher competent authority of Party A or authorities such as the board of directors, shareholders, general meeting, and obtains all necessary authorizations.

8.2 Party A warrants that it has the ownership and right of disposal according to law of the mortgaged property hereunder; if the mortgaged property is co-owned, the consent of the co-owners has been obtained.

8.3 Party A warrants that there exist no circumstances that the mortgaged property is disputed, sealed up, detained or placed under surveillance, nor the mortgaged property is leased, or although leased, it has notified Party B in writing.

8.4 If the principal contract hereunder is an agreement of banker’s acceptance, Party A warrants that the dispute in any bill or non-bull between the debtor of the principal contract and holder of acceptance draft, endorser other interested parties shall not affect Party A bears the guaranty responsibility to Party B according to this Contract.

8.5 If the mortgaged property hereunder is released after mortgaged, Party A warrants it will notify the mortgage matter to the lessee, and inform relevant situation of lease to Party B in writing.

8.6 Party A shall not present, transfer, remortgage or dispose in any other ways the mortgaged property without written consent of Party B before termination of this Contract.

8.7 During the mortgage, if any conduct of Party A is enough to make the value of mortgaged property decrease, Party B shall be entitled to require Party A to stop its conduct. When the value of mortgaged property decreases, Party B shall be entitled to require Party A to recover the value of mortgaged property or provide a new guaranty approved by Party B.

8.8 When the mortgaged property is or is likely infringed from any third party, Party A shall be liable for taking measures to avoid such infringement.

8.9 During the mortgage, the newly added value due to innovation or adding attachments to the mortgaged property by Party A shall be an integral part of this mortgaged property to jointly guaranty the enforcement of the creditor’s right.

8.10 During the effective term of this Contract, Party A shall notify Party B in writing and fulfill all the guaranty responsibilities hereunder thirty days before change of the operation ways, self system or legal positions, including without limitation contract, lease, custody, asset restructuring, debt restructuring, shareholding reform, joint operation, consolidation (or merger), division, compensated transfer of property right, joint venture (or cooperation), decrease of registered capital, or application for suspending operation for reorganization, application for dissolution (or cancellation), application for restructuring, reconciliation or bankrupt.

8.11 Party A shall, during the term of validity of this Contract, notify Party B within three days after the change of its operation ways, self system and legal status including without limitation   it is declared suspending operation for reorganization, shut down, dissolved (or cancelled), applied for restructuring or bankrupt and occurrence of the circumstances endangering its own normal operation or loss the guaranty capability.

8.12 If Party A changes its domicile, name or legal representative, it shall notify Party B in writing within seven days after change.

8.13 During the term of validity of this Contract, if the mortgaged property is sealed up or detained, Party A shall notify Party B immediately.

8.14 Party A shall still bear the guaranty responsibility on a voluntary basis when the borrowings under the principal contract are used for paying old debt.

8.15 All documents and materials provided by Party A related to mortgage are true, accurate, legitimate and valid.

Article 9 Rights and obligations of Party B

9.1 Party B need not notify Party A when concluding specific business contract (or agreement) with debtor of principal contract.

9.2 Party B has the right of timely requiring Party A to provide materials concerning situation of the mortgaged property and checking the situation of the mortgaged property.

9.3 If there exist dispute in the mortgaged property or it is sealed up, detained, placed under surveillance or leased without permission, Party B shall be entitled to dispose the mortgaged property according to this Contract.

9.4 After all the creditor’s rights within the scope of the guaranty of mortgage in this Contract are paid off as schedule, Party B shall assist Party A in handling the registration for cancellation of mortgage. If Party B keeps the certificates of property right or right of use of the mortgaged property or effective certification documents, it shall return them to Party A.

Article 10 Effectiveness, change and cancellation of contract

10.1 This Contract will come into effect after it is signed by the parties hereto.

10.2 After this Contract comes into effect, neither party shall transfer, change or cancel this Contract without authorization.

10.3 If the kind of the principal claim hereunder is advance fund issued by L/C, Party A confirms that when the applicant and Party B agree to change the L/C, if the amount thereunder after it is amended (such amount does not include the interest, default fine, compensation and other related costs) does not exceed the maximum amount of creditor’s right secured hereunder, no matter how the amount and other terms of the L/C change, the above-said change shall be deemed to have obtained Party A’s prior consent, therefore, this Contract continues to be effective and Party A shall continue to be liable.

Article 11 Liability for breach of contract

11.1 After this Contract comes into effect, both Party A and Party B shall perform the obligations hereunder, either party who does not perform or fully perform its obligations hereunder shall bear corresponding liability for breach of contract and compensate for losses thus caused.

11.2 After this Contract comes into effect, if Party A rejects to assist Party B in handling the procedure for mortgage registration hereunder which causes the principal contract fails to be performed, Party B shall be entitled to collect five in ten thousand of the principal of the principal claim to be secured as the default fine, but except that Party A fails to handle registration with the legal registration authority due to objective cause.

Article 12 Notarization clause

Party A and Party B agree and confirm that if this Contract is handled enforcement notarization by the notary authority and the debtor of the principal contract fails to pay off the principal and the interest thereof and other expenses payable owed to Party B on schedule or otherwise breaches the contract, Party B shall be entitled to directly apply to the people’s court having jurisdiction for auction or sale of the mortgaged property with the proceeds from the auction or sale used to pay Party B’s creditor’s right. Party A agrees to accept the enforcement by the people’s court unconditionally and waive of the right of defense.

Article 13 Settlement of disputes

13.1 Any dispute between Party A and Party B arising from this Contract shall be settled through negotiation; in case no settlement can be reached, the parties may settle in the way of A below:

A. Appeal to the people’s court of domicile of Party B;

B. Apply to Guangzhou Arbitration Committee for arbitration.

13.2 If the above way of settling the dispute chosen by both parties is different to one chosen in the principal contract, the way of settling the dispute chosen in the principal shall prevail.

Article 14 Supplementary provisions

14.1 In the term of validity of this Contract, if Party A’s name of legal person, legal representative and domicile change while Party A fails to notify Party B in writing, all documents sent by Party B according to the information of name, legal representative and domicile before change shall be deemed as served.

14.2 Party A shall bear all related costs for registration, insurance, notarization, verification, appraisal, assessment, auction, transportation hereunder and under its principal contracts. If such costs shall be paid by Party B on Party A’s behalf, Party B shall be entitled to directly deduct from Party A’s account.

14.3 The mortgagor agrees to serve as the surety of the principal claim, and when the mortgaged property is insufficient to pay off the principal claim hereunder, Party A agrees to be jointly and severally liable to Party B.

14.4 If the principal contracts hereunder secured change (including without limitation the amount, term, interest rate, purpose,etc.), whether Party A has known or not, it still shall bear the mortgage responsibility with all the mortgaged property stipulated herein.

14.5 This Contract is made out in quadruplicate, Party A holding one copy, Party B holding one copy, which are equally authentic.

14.6 The relevant appendix hereunder is the integral part hereof and equally authentic.

Article 15 Other agreements

Other matters agreed by both parties:

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Appendix: List of mortgaged property

Party A: Guangzhou Dongfang Hospital              (seal)

Legal representative/person in charge      Xu Jianping
(or agent)         (signature)

/s/ Xu Jianping

      2009     YY        9       MM      30     DD

Party B: Guangzhou Rural Credit Cooperatives Sanyuanli Branch              (seal)

Legal representative/person in charge:     Cao Yantao
(or agent)         (signature)

/s/ Cao Yantao

      2009       YY      9      MM     30      DD

Appendix
List of Mortgaged Property

(The corresponding number is Contract of Mortgage of Maximum Amount ZGEDYHT[2009] No.000010)

Number	Name of mortgaged property	Name and number of ownership certification document(invoice, certificate, approval document, contract, etc.)	Location	Situation of use of mortgaged property	Assessment value (unit: ten thousand yuan)	Construction area
1	Non-residential house	Yue Fang Di Zheng Zi No.C7130710	No. 8 Shi’an South Road, Shijing Street, Baiyun District	Self-use	6034	14595.35 m2
2
3
4
5
6

This list of mortgaged property is true certified by the mortgager (and co-owner) and mortgagee。

Mortgager (and co-owner): Guangzhou Dongfang Hospital          Mortgagee(creditor): Guangzhou Rural Credit Cooperatives Sanyuanli Branch

Authorized signer: Xu Jianping                       Person in charge (agent): Cao Yantao

/s/ Xu Jianping                                              /s/  Cao Yantao